Exhibit 4.16

Loan and Security Agreement among the Registrant, Oxford Finance LLC and ObsEva USA Inc., dated as of August 7, 2019, as amended by the First Amendment to Loan and Security Agreement among the Registrant, Oxford Finance LLC and ObsEva USA Inc., dated as of December 6, 2019 and the Second Amendment to Loan and Security Agreement among the Registrant, Oxford Finance LLC and ObsEva USA Inc., dated as of February 18, 2020

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE OBSEVA SA HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO OBSEVA SA AND ITS SUBSIDIARIES IF PUBLICLY DISCLOSED.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of August 7, 2019 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and OBSEVA SA, a stock corporation organized under the laws of Switzerland with offices located at chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland and registered with the commercial register of the Canton of Geneva with the registration number CHE-253.914.856 (“Parent”) and OBSEVA USA INC., a Delaware corporation with offices located at 1 Financial Center, 24th Floor, Boston, Ma 02111 (“ObsEva USA”, Parent and ObsEva USA, individually and collectively, jointly and severally, “Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.ACCOUNTING AND OTHER TERMS

1.1Accounting terms not defined in this Agreement shall be construed in accordance with IFRS.  Calculations and determinations must be made in accordance with IFRS.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.LOANS AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2Term Loans.

(a)Availability.

(i)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make one (1) term loan to Borrower on the Effective Date in an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loan is hereinafter referred to as the “Term A Loan”).  After repayment, the Term A Loan may not be re‑borrowed.

(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).  After repayment, no Term B Loan may be re‑borrowed.

(iii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower (but in a single disbursement)

in an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loan, the Term B Loans and the Term C Loans are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term C Loan may be re‑borrowed.

(b)Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-four (24) months.  All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Facility Fee, (iii) the Final Payment, (iv) the Prepayment Fee, plus (v) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d)Permitted Prepayment of Term Loans.  Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) any unpaid portion of the Facility Fee, (C) the Final Payment, (D) the Prepayment Fee, plus (E) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

2.3Payment of Interest on the Credit Extensions.

(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan and then monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)360‑Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(d)Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  Any such debits (or ACH activity) shall not constitute a set‑off.

(e)Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4Secured Promissory Notes.  The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5Fees.  Borrower shall pay to Collateral Agent:

(a)Facility Fee.  A fully earned, non‑refundable facility fee of [***] (the “Facility Fee”) to be shared between the Lenders in accordance with their respective Commitment Percentages payable as follows: (i) [***] of the Facility Fee shall be due and payable on the Effective Date, (ii) [***] of the Facility Fee shall be due and payable on the earliest of (x) the Funding Date of the Term B Loans, (y) the date of the expiration of the Second Draw Period (whether or not the Second Draw Period commenced), and (z) the acceleration of any Term Loan or the prepayment of any Term Loan pursuant to Section 2.2(c) or (d), and (iii)  [***] of the Facility Fee shall be due and payable on the earliest of (x) the Funding Date of the Term C Loans, (y) the date of the expiration of the Third Draw Period (whether or not the Third Draw Period commenced), and (z) the acceleration of any Term Loan or the prepayment of any Term Loan pursuant to Section 2.2(c) or (d);

(b)Final Payment.  The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)Prepayment Fee.  The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(d)Good Faith Deposit.  Borrower has remitted to Collateral Agent [***] as a good faith deposit, which amount shall be applied (i) first, towards the Lenders’ Expenses due on the Effective Date and (ii) second, towards Facility Fee due under Section 2.5(a) hereof on the Effective Date. For the sake of clarity, Borrower shall be responsible for the entire amount of the Facility Fee payable pursuant to Section 2.5(a) hereof and the Lenders’ Expenses payable under Section 2.5(e) hereof; and

(e)Lenders’ Expenses.  All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6Withholding.  Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b)duly executed original Control Agreements or other appropriate instrument with respect to any Collateral Accounts maintained by Borrower;

(c)duly executed original Secured Promissory Notes in favor of each Lender according to its Term A Loan Commitment Percentage;

(d)the certificate(s) for the Shares, together with Assignment(s) Separate from Certificate, duly executed in blank;

(e)duly executed original Swiss Security Agreements;

(f)evidence satisfactory to Collateral Agent and the Lenders that all notifications to the banks as required under the Swiss Bank Account Security Agreement have been served by the Parent and that all such notified banks have acknowledged in writing the Liens created under the Swiss Bank Account Security Agreement;

(g)evidence satisfactory to Collateral Agent and the Lenders that all notifications from Parent to another Borrower with respect to any intercompany loans from Parent to another Borrower as required under the Swiss Receivables Security Agreement have been served by the Parent and that all such notified Borrowers have acknowledged the Liens created under the Swiss Receivables Security Agreement;

(h)evidence satisfactory to Collateral Agent and the Lenders of the transfer of all original insurance policies pertaining to the insurance over which Liens are created under the Swiss Receivables Security Agreement to the Collateral Agent;

(i)the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(j)a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(k)the Annual Projections, for the current calendar year;

(l)duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, in a form acceptable to Collateral Agent and the Lenders;

(m)certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(n)a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee in the United States where Borrower or any Subsidiary maintains Collateral having a book value in excess of Five Hundred Thousand Dollars ($500,000.00);

(o)duly executed legal opinions of US counsel and Swiss counsel to Borrower, each dated as of the Effective Date;

(p)evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect; and

(q)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)receipt by Collateral Agent of an executed Disbursement Letter in the form of Exhibit B attached hereto;

(b)the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the Annual Projections of Borrower presented to and accepted by Collateral Agent and each Lender;

(d)to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and

(e)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time five (5) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee.  The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien.  If Borrower shall acquire a commercial tort claim (as defined in the Code), greater than Fifty Thousand Dollars ($50,000.00), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

4.3Pledge of Collateral.  Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower.  To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee.  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares.  Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the

Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing (to the extent such concept exists in its jurisdiction of organization) as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower or such Subsidiary (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent.  If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2Collateral.

(a)Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein to the extent required hereunder. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii)  no such third party bailee possesses components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00).  None of the components of the Collateral valued in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.11.

(c)All Inventory is in all material respects of good and marketable quality, free from material defects.

(d)Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. (i) Each of Borrower’s and its Subsidiaries’ Patents is valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.  Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.  Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over‑the‑counter software that is commercially available to the public).

5.3Litigation.  Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries which could reasonably be expected to result in damage or costs to Borrower or such Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more.

5.4No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with IFRS, in all material respects, as of the dates and for the time periods presented therein, the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries.  There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5Solvency.  Borrower is Solvent, and Borrower and each of its Subsidiaries, on a consolidated basis, is Solvent.

5.6Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

5.7Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed (or timely filed extensions to file) all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all federal, and all material foreign, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless (a) such taxes are being contested in accordance with the following sentence, (b) in the case of foreign, state or local taxes, if such foreign, state or local taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00) or (c) disclosed on the Perfection Certificate delivered on the Effective Date in an amount not to exceed Six Hundred Fifty Thousand Dollars ($650,000.00).  Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Except as disclosed on the Perfection Certificate delivered on the Effective Date, neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes in excess of Fifty Thousand Dollars ($50,000.00) becoming due and payable by Borrower or its Subsidiaries.  Borrower and each of its Subsidiaries have paid (or properly accrued on their respective balance sheets) the minimum required funding amounts to each present pension, profit sharing and funded deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries (other than liability for payment of benefits to plan participants in the ordinary course), including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority other than with respect to premiums required to be paid to such Governmental Authority under applicable law.

5.9Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10Shares.  Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement.  To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non‑assessable.  To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which such statements were made, after giving effect to all supplements and updates thereto from time to time permitted hereunder (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

5.13Non-Bank Rules.  Borrower represents and warrants that Parent is in compliance with the Non-Bank Rules, provided that the Parent shall not be in breach of this representation if its number of creditors in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely because a Lender having (a) made an incorrect declaration of its status as to whether or not it is a Qualifying Bank, or (b) ceased to be a Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement (for the avoidance of doubt, Borrower acknowledges and agrees that Oxford is not a Qualifying Bank).  For the purpose of Borrower making the representation in this Section 5.13 regarding Parent’s compliance with the 20 Non-Bank Rule, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and Borrower assumes that the Lenders have complied with the assignment provisions in Section 12.1.

6.AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1Government Compliance.

(a)Maintain its and all its Subsidiaries’ legal existence and good standing (to the extent such concept exists in the relevant jurisdiction of organization) in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b)Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.

6.2Financial Statements, Reports, Certificates.

(a)Deliver to each Lender:

(i)as soon as available, but no later than forty (40) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii)as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days of filing with the SEC, audited consolidated financial statements prepared under IFRS, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

(iii)as soon as available after approval thereof by Borrower’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a month‑by‑month format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval);

(iv)within five (5) days of delivery, copies of all non-ministerial statements, reports and notices made generally available to Borrower’s security holders or holders of Subordinated Debt;

(v)in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 20-F and 6‑K filed with the Securities and Exchange Commission,

(vi)prompt notice of any amendments to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto;

(vii)prompt notice of (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration, and (C) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(viii)as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s), and

(ix)other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b)Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty (40) days after the last day of each month, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)Keep proper books of record and account in accordance with IFRS in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.  Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.

6.4Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof and in the case of state or local taxes, if such state or local taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00), and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments (or contested payments), and pay (or properly accrue on their respective balance sheets) the minimum required funding amounts to each present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured.  The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled.  At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000.00) with respect to any loss, but not exceeding One Million Dollars ($1,000,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6Operating Accounts.

(a)Maintain all of Borrower’s Collateral Accounts, as disclosed in the Perfection Certificate delivered on the Effective Date; provided that, subject to the Post-Closing Letter, such Collateral Accounts (other than Excluded Accounts) are subject to a Control Agreement or other appropriate instrument in favor of Collateral Agent with respect to such Collateral Accounts to perfect Collateral Agent’s Lien in such Collateral Accounts in accordance with the terms hereunder and provide Collateral Agent with the ability to assert control with respect thereto.

(b)Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account at or with any Person.  If Borrower desires to establish a Collateral Account with any bank or financial institution that is not disclosed in the Perfection Certificate delivered on the Effective Date, such Person shall be acceptable to Collateral Agent in its reasonable discretion.  In addition, for each Collateral Account that Borrower or any of its Subsidiaries, at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument in favor of Collateral Agent with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder and provide Collateral Agent with the ability to assert control with respect thereto prior to the establishment of such Collateral Account, which Control Agreement or other appropriate instrument may not be terminated without prior written consent of Collateral Agent.  The provisions of the previous sentence shall not apply to Excluded Accounts.

(c)Borrower shall not maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

6.7Protection of Intellectual Property Rights.  Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly upon becoming aware, advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.  If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall provide notice thereof to Collateral Agent in the next succeeding Compliance Certificate required to be delivered by Section 6.2(b) and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property.  If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

6.8Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9Notices of Litigation and Default.  Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more or which could reasonably be expected to have a Material Adverse Change.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10Financial Covenant.  From and after the Funding Date on which the aggregate original principal amount of Term Loans funded by Lenders (without regard to the outstanding principal amount of such Term Loans), exceeds [***] and until the Financial Covenant Termination Milestone, Borrower shall maintain not less than [***] in cash in Collateral Accounts subject to a Control Agreement in favor of Collateral Agent.

6.11Landlord Waivers; Bailee Waivers.  In the event that Borrower, after the Effective Date, intends to add any new offices or business locations (other than in Switzerland), including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower will, in the event that the new location is the chief executive office of the Borrower or such Subsidiary or the Collateral at any such new location is valued in excess of Five Hundred Thousand ($500,000.00) in the aggregate first receive the written consent of the Collateral Agent, and deliver a bailee waiver or landlord waiver executed by such bailee or landlord, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.12Creation/Acquisition of Subsidiaries.  In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co‑Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created or acquired Subsidiary.

6.13Further Assurances.

(a)Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b)Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

6.14Non-Bank Rules. Comply with the Non-Bank Rules, provided that Borrower shall not be in breach of this undertaking if the number of creditors of the Parent in respect of either the 10 Non-Bank Rule or the 20 Non-Bank Rule is exceeded solely because a Lender having (a) made an incorrect declaration of its status as to whether or not it is a Qualifying Bank or (b) ceased to be a Qualifying Bank other than as a result of any Change in Law after the date it became a Lender under this Agreement (for the avoidance of doubt, Borrower acknowledges and agrees that Oxford is not a Qualifying Bank).  For the purpose of determining compliance by Borrower with the 20 Non-Bank Rule under this Section 6.14, the number of Lenders under this Agreement which are not Qualifying Banks shall be deemed to be ten (irrespective of whether or not there are, at any time, any such Lenders) and Borrower assumes that the Lenders have complied with the assignment provisions in Section 12.1.

7.NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) Transfers between Borrowers or from any Subsidiary of Borrower to Borrower; (e) payments of taxes and other dispositions and uses of cash and Cash Equivalents (i) in connection with transactions that (A) are approved by Borrower’s Board (to the extent Board approval is required by Borrower’s policies or other organizational documents), (B) are in the ordinary course of business, and (C) not otherwise prohibited hereunder; and (f) other Transfers of property (but excluding Intellectual Property (other than any disposition of Intellectual Property not prohibited by Section 6.7) having a book value not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) during any fiscal year.

7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within five (5) days of such change, or (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, control over the voting stock of the Parent representing forty-nine percent (49%) or more of the combined voting power of all voting stock of the Parent, or (iii) Parent ceases to own all of the voting stock of ObsEva USA or ObsEva Ireland.  Borrower shall not, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations (ii) contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of Borrower and (ii) are not Borrower’s chief executive office); (B) change its chief executive office; (C) change its jurisdiction of organization, (D) change its organizational structure or type, (E) change its legal name, or (F) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, other than Permitted Acquisitions.  A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co‑Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.   Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) Borrower notifies Collateral Agent in advance of entering into such an agreement, and (iii) such agreement provides that the Obligations will be repaid in full concurrently with the closing of the transactions contemplated by such agreement.

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than (i) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate per fiscal year, (ii) dividends or distributions amongst the Borrowers or by any Subsidiary of Borrower to Borrower) and (iii) in accordance with Borrower’s historical business practice, purchases by Borrower consisting of subscriptions for capital stock of Parent or options to acquire capital stock of Parent at par value for the purpose of acquiring treasury stock in connection with a substantially concurrent issuance, or in anticipation of an issuance, of capital stock or convertible securities, provided that such purchases by Borrower do not exceed Fifty Thousand Dollars ($50,000) in the aggregate for any one transaction or series of related transactions in any fiscal year, or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries and (c) transactions between the Borrowers expressly permitted by the terms of this Agreement.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, except in accordance with the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11Compliance with Anti‑Terrorism Laws.  Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti‑Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

7.12Assets in ObsEva Ireland. Transfer to, license to or permit ObsEva Ireland to hold or maintain, at any time prior to ObsEva Ireland becoming a Borrower hereunder, (a) any Intellectual Property or (b) any other assets having an aggregate value in excess of Fifty Thousand Dollars ($50,000.00).

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2Covenant Default.

(a)Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (notice of Litigation and Default), 6.10 (Financial Covenant), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or

(b)Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3Material Adverse Change.  A Material Adverse Change occurs;

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5Insolvency.  (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty‑five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6Other Agreements.  There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower or any Guarantor;

8.7Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third‑party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9Subordinated Debt.  A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

8.11Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

8.12Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.

8.13Delisting.  The shares of common stock of Borrower are delisted from the NASDAQ Global Select Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Global Select Market.

9.RIGHTS AND REMEDIES

9.1Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right at the written direction of the Required Lenders, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Collateral Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv)place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)demand and receive possession of Borrower’s Books;

(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii)subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney‑in‑fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney‑in‑fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

9.8Representation of Lenders by Collateral Agent. In relation to any Swiss Security Agreements under which security of an accessory nature (akzessorische Sicherheit) is granted (the “Swiss Accessory Security Agreements”), each present and future Lender hereby appoints and authorizes the Collateral Agent for the benefit of the Lenders to, with respect to such security of an accessory nature (akzessorische Sicherheit), take all action and exercise all powers and discretion in the name and for the account of such Lender as its direct representative (direkter Stellvertreter), including, without limitation, (i) to sign the relevant Swiss Accessory Security Agreements in its name, (ii) to accept, hold, administer and, if necessary, enforce the security granted under any of the Swiss Accessory Security Agreements, (iii) to agree to amendments, restatements and other alterations of the Swiss Accessory Security Agreements, (iv) to effect any release of the security under, and the termination of, any Swiss Accessory Security Agreements, and (v) to exercise such other rights, powers, authorities and discretions granted to the Collateral Agent hereunder or under the relevant Swiss Accessory Security Agreements. In relation to any Swiss Security Agreements under which security of an non-accessory nature (nicht-akzessorische Sicherheit) is granted, each present and future Lender hereby appoints and authorizes the Collateral Agent for the benefit of the Lenders to, with respect to such security of an non-accessory nature (nicht-akzessorische Sicherheit), take all action and exercise all powers and discretion in the name of the Collateral Agent but for the account of such Lender as its indirect representative (indirekter Stellvertreter).

9.9Creation of Parallel Obligations.   For the purposes of creating the Swiss Security Agreements, and ensuring the initial and continued validity of such Swiss Security Agreements, the Lenders, agree that, notwithstanding anything to the contrary contained in this Agreement or the Loan Documents:

(a)Borrower shall pay to the Collateral Agent, as creditor in its own right and not as representative of any Lender, sums equal to, and in the currency of, its Obligations as and when the same fall due for payment under the Loan Documents (the “Parallel Obligations”); provided that the total amount of the Parallel Obligations shall never exceed the total amount of the Obligations;

(b)the rights of the Lenders (other than the Collateral Agent) to receive payment of the Obligations are several and are separate from, and without prejudice to, the rights of the Collateral Agent to receive payment in respect of the Parallel Obligations;

(c)the Collateral Agent shall have its own independent right, in its own name and stead, to demand payment of the Parallel Obligations upon the occurrence and during the continuance of an Event of Default;

(d)the payment by Borrower of its Parallel Obligations to the Collateral Agent in accordance with this Section 9.9 (whether through direct payment by Borrower or any Lien held by the Collateral Agent securing the Parallel Obligations) shall be a good discharge in the corresponding amount of the corresponding Obligations and, similarly, the payment by Borrower of the Obligations shall be a good discharge in the corresponding amount of the corresponding Parallel Obligations owed to the Collateral Agent under this Section 9.9;

(e)the increase of the Obligations of any Lender shall result in the increase of a corresponding amount of the corresponding Parallel Obligations to the Collateral Agent under this Section 9.9;

(f)a Parallel Obligation is independent from, and without prejudice to, its Obligations, and shall be deemed to constitute a single obligation of Borrower to the Collateral Agent and an independent and separate claim of the Collateral Agent to receive payment of such Parallel Obligation (in its capacity as the independent and separate creditor under such Parallel Obligation and not as co-creditor in respect of the Obligations); and

(g)nothing in this Section 9.9 shall in any way limit the Collateral Agent’s right to act in the protection or preservation of, the rights under, or to enforce any, Loan Document as contemplated by this Agreement or the relevant Loan Document.

Despite the foregoing, any payment on the Parallel Obligations by Borrower shall be made to or to the order of the Collateral Agent, unless the Collateral Agent directs Borrower in writing to make such payment to any Lender thereof. Nothing in this Section 9.9 shall in any way negate or affect the obligations which Borrower has to the Lenders under this Agreement or the Loan Documents. For the purpose of this Section 9.9, the Collateral Agent acts in its own name and on behalf of itself and not as agent or representative of any Lender or as agent and the security interests granted within the Swiss Security Agreements to the Collateral Agent to secure the Parallel Obligations is granted to the Collateral Agent in its capacity as creditor in respect of the Parallel Obligations (or to do any act reasonably incidental to any of the foregoing).

10.NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	OBSEVA USA, INC. 1 Financial Center 24th Floor Boston, MA 02111 Attn: Tim Adams, Chief Financial Officer Email: tim.adams@obseva.com with a copy to:
OBSEVA SA chemin des Aulx, 12, 1228 Plan-les-Ouates Switzerland Attn: Fabien de Ladonchamps, Vice President Corporate Affairs and Finance Email: fabien.deladonchamps@obseva.ch

with a copy (which shall not constitute notice) to:	COOLEY LLP 299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004-2400 Attn: Jonathan Bagg Fax: (202) 842-7899 Email: jbagg@cooley.com

If to Collateral Agent:	OXFORD FINANCE LLC 133 North Fairfax Street Alexandria, Virginia 22314 Attention: Legal Department Fax: (703) 519‑5225 Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	DLA PIPER LLP (US) 500 8th Street, NW Washington, DC 20004 Attn: Eric Eisenberg Fax: (202) 799‑5211 Email: eric.eisenberg@dlapiper.com

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

The Loan Documents, with the exception of the Swiss Security Agreements, are governed by New York law without regard to principles of conflicts of law.  Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan.  NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3)

days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.GENERAL PROVISIONS

12.1Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower (except as otherwise provided in this Section 12.1), to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee that would not cause a violation of the 10 Non-Bank Rule) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of (i) the Required Lenders and (ii) unless an Event of Default has occurred, the Parent to the extent such Lender Transfer would result in a breach of the 10 Non-Bank Rule (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require (an “Effective Assignment”), and the Lenders shall give the Parent prior written notice of such proposed Effective Assignment so that Borrower can assess whether such Lender Transfer may result in a breach of the 10 Non-Bank Rule by Borrower.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct.  Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6Amendments in Writing; Integration.   No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv)the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)Other than as expressly provided for in Section 12.6(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9Confidentiality.  In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.  The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing) during reasonable business hours and upon reasonable prior written notice, and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.12Borrower Liability.  Either Borrower may, acting singly, request Credit Extensions hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder.  Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non‑judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

13.DEFINITIONS

13.1Definitions.  As used in this Agreement, the following terms have the following meanings:

“10 Non-Bank Rule” means the rule that the aggregate number of creditors of the Parent under this Agreement which are not Qualifying Banks must not at any time exceed ten (10), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“20 Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of the Parent under all its outstanding debts relevant for classification as debenture (Kassenobligation) must not at any time exceed twenty (20), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues that are in force at such time.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is September 1, 2022.

“Annual Projections” is defined in Section 6.2(a).

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.1.

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) thirty (30) day U.S. LIBOR rate (the “Index Rate”) reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) [***], plus (b) [***].  Notwithstanding the foregoing, (i) the Basic Rate for the Term Loans for the period from the Effective Date through and including August 31, 2019 shall be [***], (ii) subject to clause (iii), the Index Rate for an individual Term Loan shall not reset more than one and one-half percent (1.50%) above the percentage that was the Index Rate on the Funding Date of such Term Loan, and (iii) in no event shall the Basic Rate for any Term Loan be less than [***]. If The Wall Street Journal (or another nationally recognized rate reporting source acceptable to Collateral Agent) no longer reports the Index Rate or if such interest rate no longer exists or if The Wall Street Journal no longer publishes the Index Rate or ceases to exist, Collateral Agent may in good faith, and with reference to the margin above such interest rate in this definition, select a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, or replacement publication, as the case may be, and shall notify Borrower of such replacement interest rate and replacement margin or replacement publication.

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement or similar agreement in favor of Collateral Agent.  For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long‑term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower and such Subsidiary, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number ending in 0239, maintained with Silicon Valley Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit B.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Excluded Accounts” are (a) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates delivered on the Effective Date, and (b) the deposit accounts (i) with the account numbers ending in [***] at Credit Suisse providing cash collateral to certain lessors, and (ii) ending in [***] at Silicon Valley Bank providing cash collateral to Silicon Valley Bank for a letter of credit provided by Silicon Valley Bank to the landlord for ObsEva USA’s leased office space at 1 Financial Center, 24th Floor, Boston, Massachusetts, provided that the aggregate amount in all such accounts in respect of this clause (b) does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time.

“Event of Default” is defined in Section 8.

“Facility Fee” is defined in Section 2.5(a).

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is [***].

“Financial Covenant Termination Milestone” means [***].

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Guidelines” means, together, guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt "Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)" vom 22. September 1986), circular letter No. 47 of 25 July 2019 (1-047-V-2019) in relation to bonds (Kreisschreiben Nr. 47 "Obligationen" vom 25. Juli 2019), guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), circular letter No. 46 of 24 July 2019 (1-046-VS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom 24. Juli 2019), circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011) and the circular letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss Anticipatory Tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben" vom 3. Oktober 2017), in each case as issued, amended or replaced from time to time, by the Swiss Federal Tax Administration or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“IFRS” is the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to Borrower;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Effective Date, as such may be amended from time to time.

“Key Person” is each of Parent’s (i) Chief Executive Officer, who is Ernest Loumaye as of the Effective Date, (ii) Chief Financial Officer, who is Tim Adams as of the Effective Date, (iii) Chief Commercial Officer, who is Wim Souverijns as of the Effective Date, and (iv) Chief Scientific Officer, who is Jean-Pierre Gotteland as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, the Post Closing Letter, the Swiss Security Agreements, each IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or any Subsidiary; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, August 1, 2024.

“Non-Bank Rules” means, together, the 10 Non-Bank Rule and the 20 Non-Bank Rule.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“ObsEva Ireland” is ObsEva Ireland Ltd., a wholly owned Subsidiary of Parent organized under the laws of Ireland.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Parallel Obligations” is defined in Section 9.9.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on September 1, 2019.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Acquisition” means an acquisition pursuant to which Borrower acquires a Person or an ownership interest in a Person through either (i) the payment of cash consideration or no more than Five Hundred Thousand Dollars ($500,000.00) with respect to any one acquisition and in the aggregate in each fiscal year, or (ii) the issuance of Borrower’s capital stock, so long as the number of shares or the voting power of Borrower’s capital stock issued with respect to any one Person is less than twenty percent (20%) of the total shares or voting power of Borrower’s capital stock outstanding before the issuance, to the extent that  each of the following conditions shall have been satisfied:

(a)          immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b)          all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law;

(c)           such acquired Person or assets shall be in the same line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto);

(d)          such acquisition shall not cause the focus or locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of either Switzerland or the United States;

(e)          in the case of the purchase or other acquisition of Shares, all of the Shares acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such acquisition shall be  wholly owned by Borrower or a Subsidiary;

(f)           in connection with such acquisition, neither Borrower nor any of its Subsidiaries (including for this purpose, the target of the acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder;

(g)          Borrower shall have delivered to the Collateral Agent and Lenders at least five (5) Business Days (or such shorter period as may be acceptable to Collateral Agent and Lenders) prior to such proposed acquisition (i) a copy of the purchase agreement related to the proposed acquisition (and any related documents reasonably requested by the Collateral Agent and Lenders), (ii) a general description of the acquired assets or acquired business line or unit or division and the competitive position of such business line or unit or division within the industry, (iii) the sources and uses of funds to finance the proposed acquisition, and (iv) to the extent available, quarterly and annual audited financial statements of the Person whose Shares or assets are being acquired for the twelve (12) month period immediately prior to such proposed acquisition;

(h)            such Permitted Acquisition shall only involve assets located in Switzerland and/or in the United States;

(i)            Collateral Agent and the Lenders have received a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Borrower has enough cash on hand to pay its projected expenses and all debt service when due for a period of fifteen (15) months after the consummation of such transaction (after giving effect to such transaction); and

(j)           such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors.

Notwithstanding anything to the contrary contained herein, in order for any acquisition of Shares or assets of another Person to constitute a Permitted Acquisition, Borrower must comply with all of the following: (a) within five (5) Business Days of the closing of such Permitted Acquisition, the applicable Borrower (or Subsidiary) making such Permitted Acquisition and the target shall have executed such documents and taken such actions as may be required under Section 6.12; (b) the applicable Borrower shall have delivered to Collateral Agent and Lenders, in form and substance satisfactory to the Collateral Agent and Lenders and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition and the pro forma certifications required by clause (c) below, in each case, as Collateral Agent and Lenders shall reasonably request; (c) on or prior to the  date of such Permitted Acquisition, the Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to the Collateral Agent and Lenders, a certificate of the chief financial officer of Borrower certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Loan Documents (before and after giving effect to such Permitted Acquisition); and (d) Borrower shall provide to the Collateral Agent and Lenders as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)Indebtedness pursuant to intercompany loans owing from a Borrower to another Borrower; and

(h)Indebtedness incurred in the ordinary course of business with corporate credit cards or merchant services issued for the account of Borrower or any Subsidiary in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;

(i)all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect Borrower or a Subsidiary against fluctuation in interest rates, currency exchange rates or commodity prices in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) at any time;

(j)Indebtedness relating to the financing of insurance premiums in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) at any time;

(k)Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Borrower or any Subsidiary in the ordinary course of business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;

(l)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be; and

(o)other unsecured Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time.

“Permitted Investments” are:

(a)Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest to the extent required by this Agreement;

(e)Investments in connection with Transfers permitted by Section 7.1;

(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i)non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non‑exclusive licensing of technology, the development of technology or the providing of technical support;

(j)Investments (i) by Borrower in a Subsidiary that is a co-Borrower and (ii) by Subsidiaries in Borrower or in a Subsidiary that is a co-Borrower;

(k)the formation of new Subsidiaries after the Effective Date, subject to compliance with all applicable provisions of this Agreement, including, without limitation, Section 6.12; and

(l)Other Investments not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non‑exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; and (iii) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement or similar agreement, and (C) an exclusive license for nolasiban, provided, that (i) Borrower delivers five (5) Business Days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, (ii) such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and shall be exclusive as to territory only as to China; (iii) such licensing agreement provides at least Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in upfront net proceeds to Borrower, and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement or similar agreement.

“Permitted Liens” are:

(a)Liens existing on the Effective Date and disclosed on the Perfection Certificates or  arising under this Agreement and the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(h)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(i)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and

(j)Liens consisting of Permitted Licenses.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Post Closing Letter” is that certain Post Closing Letter dated as of the Effective Date by and between Collateral Agent and Borrower.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

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“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Qualifying Bank” means:

(i)any bank as defined in the Swiss Federal Act for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen); or

(ii)a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case within the meaning of the Guidelines.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Second Draw Period” is the period (i) commencing on the later of (y) December 1, 2019 if the Borrower has achieved both the Term B Milestone I and Term B Milestone II on or prior to December 1, 2019, and (z) such later date if the Borrower has achieved both the Term B Milestone I and Term B Milestone II by such date (but in no event later than January 31, 2020), and (ii) ending on the earlier of (y) January 31, 2020 and (z) the occurrence of an Event of Default that is existing at the time of the request for the Term B Loan; provided, however, that the Second Draw Period shall not commence if on the date of the occurrence of the Term B Milestone I or the Term B Milestone II an Event of Default has occurred and is continuing.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Swiss Accessory Security Agreements” is defined in Section 9.8 hereof.

“Swiss Anticipatory Tax” means the Tax imposed based on the Swiss Federal Act on withholding tax of 13 October 1965.

“Swiss Bank Account Security Agreement” is that certain Swiss Bank Account Security Agreement entered into by and between Parent and Collateral Agent dated as of the Effective Date relating to the granting of a pledge over certain Collateral Accounts of the Parent, as such may be amended from time to time.

“Swiss IP Security Agreement” is that certain Swiss IP Security Agreement entered into by and between Parent and Collateral Agent dated as of the Effective Date relating to the granting of a pledge over certain intellectual property rights of the Parent, as such may be amended from time to time.

"Swiss Receivables Security Agreement” is that certain Swiss Receivables Security Agreement entered into by and between Parent and Collateral Agent dated as of the Effective Date relating to the granting of an assignment for security purposes of certain insurance claims, intragroup receivables and trade receivables of the Parent, as such may be amended from time to time.

“Swiss Security Agreements” are, collectively, the Swiss Bank Account Security Agreement, the Swiss IP Security Agreement and the Swiss Receivables Security Agreement.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Milestone I” means [***].

“Term B Milestone II” means [***].

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term C Milestone I” means [***].

“Term C Milestone II” means [***].

“Term C Milestone III” means [***].

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Draw Period” is the period (i) commencing on the later of (y) July 1, 2020 if the Borrower has achieved each of the Term C Milestone I, Term C Milestone II and the Term C Milestone III on or prior to July 1,

2020, and (z) such later date if the Borrower has achieved each of the Term C Milestone I, Term C Milestone II and the Term C Milestone III by such date (but in no event later than August 31, 2020), and (ii) ending on the earlier of (y) August 31, 2020 and (z) the occurrence of an Event of Default that is existing at the time of the request for the Term C Loan; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the Term C Milestone I, the Term C Milestone II, or the Term C Milestone III an Event of Default has occurred and is continuing.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

OBSEVA SA

By
Name:
Title:

OBSEVA USA INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

	Term A Loan
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$25,000,000.00	100.00%
TOTAL	$25,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$75,000,000.00	100.00%
TOTAL	$75,000,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”; (ii) Excluded Accounts; and (iii) any “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

EXHIBIT B

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

________ __, 20__

The undersigned, being the duly elected and acting of OBSEVA SA, a stock corporation organized under the laws of Switzerland with offices located at chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland, for itself and on behalf of all Borrowers under the Loan Agreement (defined below)  (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of August 7, 2019, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.	The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.
2.	No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.
3.	Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.
4.	All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.
5.	No Material Adverse Change has occurred.
6.	The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

7.	The proceeds of the Term [A][B][C] Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$_______________
Plus:
‑‑Deposit Received	$__________

Less:
‑‑Facility Fee	($_________)
[‑‑Interim Interest	($_________)]
‑‑Lender’s Legal Fees	($_________)*

Net Proceeds due from Oxford:	$_______________

TOTAL Term [A][B][C] LOAN NET PROCEEDS FROM LENDERS	$_______________

8.	The [Term A Loan][Term B Loan][Term C Loan] shall amortize in accordance with the Amortization Table attached hereto.
9.	The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

[***]

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Effective Date. Postclosing legal fees and costs, payable after the Effective Date, to be invoiced and paid postclosing.

Dated as of the date first set forth above.

BORROWER:

OBSEVA SA, for itself and on behalf of all Borrowers under the Loan Agreement

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE
(Term [A][B][C] Loan)

[see attached]

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	OBSEVA SA, for itself and on behalf of all Borrowers under the Loan Agreement

The undersigned authorized officer (“Officer”) of OBSEVA SA, for itself and on behalf of all Borrowers under the Loan Agreement (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b)There are no Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with IFRS and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 40 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A

5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 40 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

	Covenant	Requirement	Actual	Compliance
1)	Subject to Section 6.10, once $[***] has funded, minimum cash in Collateral Accounts subject to a Control Agreement	$[***]	$_____________	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.”  Attach separate sheet if additional space needed.)

OBSEVA SA, for itself and on behalf of all Borrowers under the Loan Agreement

By

Name:

Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo

EXHIBIT D

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE
(Term [A][B][c] Loan)

$____________________Dated:  _____ __, 20__

FOR VALUE RECEIVED, the undersigned, OBSEVA SA, a stock corporation organized under the laws of Switzerland with offices located at chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland (“Parent”) and OBSEVA USA INC., a Delaware corporation with offices located at 1 Financial Center, 24th Floor, Boston, Ma 02111 (“ObsEva USA”, Parent and ObsEva USA, individually and collectively, jointly and severally, “Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated August 7, 2019 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable and documented fees and expenses, including, without limitation, reasonable and documented attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

OBSEVA SA

By
Name:
Title:

OBSEVA USA INC.

By
Name:
Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

CORPORATE BORROWING CERTIFICATE2

Borrower:	OBSEVA SA	Date: August 7, 2019
Lender:	OXFORD FINANCE LLC, as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.	I am an authorized signatory of the Borrower. My title is as set forth below.
2.	Borrower’s exact legal name is set forth above. Borrower is ObsEva SA existing under the laws of Switzerland (CHE-253.914.856).
3.

Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Articles of Association, as filed with the commercial register of the Canton of Geneva, and (ii) the extract of the commercial register of the Canton of Geneva relating to Borrower.  Neither such Articles of Association nor such extract of the commercial register have been amended, annulled, rescinded, revoked or supplemented, and such Articles of Association remain in full force and effect as of the date hereof.

4.

The copy of the written resolutions of the Board of Directors of the Borrower appended hereto as Exhibit C (the “Board Resolutions”) is correct and complete as at the date hereof, and such resolutions are in full force and effect on the date hereof and have not been amended, revoked or superseded as at the date hereof and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

5.

Each individual whose name is set forth on Exhibit D hereto is duly qualified and acting as an elected or appointed officer, or an authorized representative, of the Company, and is authorized in accordance with the Board Resolutions to:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent and, where appropriate, the secured parties a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

The signature written next to such individual’s name on Exhibit D hereto is his or her genuine signature. Any one of the individuals set forth on Exhibit D may act on behalf of Borrower and may, from time to time, add individuals as their substitutes to such list of persons authorized to act on behalf of Borrower in accordance with the Board Resolutions.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Articles of Association

[see attached]

EXHIBIT B

Extract of the commercial register of the Canton of Geneva

[see attached]

EXHIBIT C

Board Resolutions

[see attached]

EXHIBIT D

Signature Specimens

Ernest Loumaye
Fabien Lefebvre de Ladonchamps
Jean-Pierre Gotteland

CORPORATE BORROWING CERTIFICATE

Borrower:	OBSEVA USA INC.	Date: August 7, 2019
Lender:	OXFORD FINANCE LLC, as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a OBSEVA USA INC. existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Articles/Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

          [print title]

of the date set forth above.

By:
Name:
Title:

[Signature Page to Corporate Borrowing Certificate]

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

DEBTOR:OBSEVA SA
SECURED PARTY:OXFORD FINANCE LLC,
as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Debtor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”; (ii) any Excluded Accounts; or (iii) any “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of New York as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).

DEBTOR:OBSEVA USA INC.
SECURED PARTY:OXFORD FINANCE LLC,
as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Debtor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”; (ii) any Excluded Accounts; or (iii) any “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of New York as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of December 6, 2019, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and OBSEVA SA, a stock corporation organized under the laws of Switzerland with offices located at chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland and registered with the commercial register of the Canton of Geneva with the registration number CHE-253.914.856 (“Parent”) and OBSEVA USA INC., a Delaware corporation with offices located at 1 Financial Center, 24th Floor, Boston, Ma 02111 (“ObsEva USA”, Parent and ObsEva USA, individually and collectively, jointly and severally, “Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2019 (as amended from time to time, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower is seeking to (i) exclude an additional Collateral Account that will be used for collecting the par value for subscriptions of capital stock of Parent, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 13.1 (Definitions).  The following term and its definition in Section 13.1 of the Loan Agreement hereby are amended and restated as follows:

“Excluded Accounts” are (a) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates delivered on the Effective Date, (b) the deposit accounts (i) with the account numbers ending in [***] at Credit Suisse providing cash collateral to certain lessors, and (ii) ending in [***] at Silicon Valley Bank providing cash collateral to Silicon Valley Bank for a letter of credit provided by Silicon Valley Bank to the landlord for ObsEva USA’s leased office space at 1 Financial Center, 24th Floor, Boston, Massachusetts, provided that the aggregate amount in all such accounts in respect of this clause (b) does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time, and (c) the deposit account with the account number ending in [***] maintained by Parent at UBS Switzerland AG for collecting the par value for subscriptions of capital stock of Parent in connection with the issuance of such shares, provided that (i) such account will be closed on or before the date that is thirty (30) days after the First Amendment Effective Date and all amounts in such account shall be transferred to a deposit account that is subject to a Control Agreement, and (ii) at no time shall the amount in such account exceed Eight Hundred Thousand Swiss Francs (CHF800,000.00).

2.2Section 13.1 (Definitions).  The following term and its definition hereby are added to Section 13.1 of the Loan Agreement as follows:

“First Amendment Effective Date” means December 6, 2019.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

OBSEVA SA

By
Name:
Title:

OBSEVA USA INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to First Amendment to Loan and Security Agreement]

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 18, 2020, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and OBSEVA SA, a stock corporation organized under the laws of Switzerland with offices located at chemin des Aulx, 12, 1228 Plan-les-Ouates, Switzerland and registered with the commercial register of the Canton of Geneva with the registration number CHE-253.914.856 (“Parent”) and OBSEVA USA INC., a Delaware corporation with offices located at 1 Financial Center, 24th Floor, Boston, Ma 02111 (“ObsEva USA”, Parent and ObsEva USA, individually and collectively, jointly and severally, “Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2019, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 6, 2019 (as amended further from time to time, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower is seeking to (i) exclude additional Collateral Accounts that will be used for collecting the par value for subscriptions of capital stock of Parent, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 13.1 (Definitions).  The following term and its definition in Section 13.1 of the Loan Agreement hereby are amended and restated as follows:

“Excluded Accounts” are (a) deposit accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates delivered on the Effective Date, (b) the deposit accounts (i) with the account numbers ending in [***] at Credit Suisse providing cash collateral to certain lessors, and (ii) ending in [***] at Silicon Valley Bank providing cash collateral to Silicon Valley Bank for a letter of credit provided by Silicon Valley Bank to the landlord for ObsEva USA’s leased office space at 1 Financial Center, 24th Floor, Boston, Massachusetts, provided that the aggregate amount in all such accounts in respect of this clause (b) does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time, and (c) deposit accounts opened and maintained by Parent at UBS Switzerland AG (including account number ending in [***]) for the limited purpose of issuing shares of the Parent to investors, including receiving par value for subscriptions of capital stock of Parent from such investors for the issuance of such shares, provided that (i) Parent shall not have more than one such account open at any time, (ii) the aggregate amount that Parent and its Subsidiaries may transfer into all such accounts from and after the Second Amendment Effective Date shall not exceed Five Hundred Thousand Swiss Francs (CHF500,000.00), (iii) within thirty (30) days after par value amounts are deposited into such open account, such amounts shall be transferred to a deposit account that is subject to a Control Agreement, and (iv) at no time shall the amount in such open account exceed Two Million Five Hundred Thousand Swiss Francs (CHF2,500,000.00).

2.2Section 13.1 (Definitions).  The term “First Amendment Effective Date” and its definition hereby are deleted from Section 13.1 of the Loan Agreement.  The following term and its definition hereby are added to Section 13.1 of the Loan Agreement as follows:

“Second Amendment Effective Date” means February 18, 2020.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

OBSEVA SA

By
Name:
Title:

OBSEVA USA INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Second Amendment to Loan and Security Agreement]